Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated March 31, 2026 with respect to the audited consolidated financial statements of Alpha Modus Holdings, Inc. for the years ended December 31, 2025 and 2024.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

October 28, 2026